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          BlackRock Mid Cap Dividend Series, Inc. (the "Registrant")
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                        BlackRock Mid Cap Dividend Fund
77I:

Terms of new or amended securities

Effective January 25, 2018, the Registrant began offering Class K Shares. Reference is made to the Registrant's Prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission on Post-Effective Amendment No. 41 to the Registrant's Registration Statement on Form N-1A filed on January 25, 2018. A copy of the Registrant's Articles Supplementary Reclassifying and Authorizing Shares of Capital Stock is attached under sub-item 77Q1(a) and copy of the Registrant's Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment Company Act of 1940 is attached under sub-item 77Q1(d).